                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    SEPTEMBER 30, 1998



                               CISCO SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


         CALIFORNIA                           0-18225                     77-0059951
  (State or other jurisdiction              (Commission                 (IRS Employer
        of incorporation)                  File Number)               Identification No.)

170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA                           95134-1706
     (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (408) 526-4000

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ITEM 5.  OTHER EVENTS

     On September 30, 1998, Cisco Systems, Inc. (the "Registrant") acquired American Internet Corporation, a Delaware corporation ("AIC") under the terms of a merger whereby shares of the Registrant's Common Stock with an aggregate value of approximately $56 million were exchanged for all of the outstanding shares and options of AIC. Copies of the press releases issued by the Registrant on August 21, 1998 and October 5, 1998 concerning the foregoing transaction are filed herewith as Exhibits 20.1 and 20.2, respectively, and are incorporated herein by reference.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Exhibits.

          20.1 Press Release of Registrant, dated August 21, 1998, announcing Registrant's agreement to acquire AIC.

          20.2 Press Release of Registrant, dated October 5, 1998, announcing the closing of Registrant's acquisition of AIC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CISCO SYSTEMS, INC.


Dated:  October 8, 1998              By: /s/ LARRY R. CARTER
                                         ---------------------------------------
                                         Larry R. Carter, Senior Vice President,
                                         Finance and Administration,
                                         Chief Financial Officer and Secretary


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                                  EXHIBIT INDEX

Exhibit
Number                                Description of Document
-------                               -----------------------
20.1          Press Release of Registrant, dated August 21, 1998, announcing
              Registrant's agreement to acquire AIC.

20.2 Press Release of Registrant, dated October 5, 1998, announcing the closing of Registrant's acquisition of AIC.